================================================================================


                 U.S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            BECOMING ART INC.
                      ---------------------------
          (Exact name of Registrant as specified in its charter)

   NEVADA                 323119                Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Becoming Art Inc.
Mike Hanson, President
867 West 8th Avenue
Vancouver, British Columbia
Canada                                          V5Z 1E3
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604) 727-8402
                                           Fax:(604) 261-7415
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
common stock   2,884,550 shares  $1.00       $2,884,550    $365.47
-----------------------------------------------------------------------

(1) Based on the last sales price on November 25, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated July 9, 2004



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                              PROSPECTUS
                           BECOMING ART INC.
                            2,884,500 SHARES
                             COMMON STOCK
                           -----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                           -----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5-7.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           ----------------

           The Date Of This Prospectus Is: July 9, 2004

                              Table Of Contents
                                      PAGE
Summary ...................................................................  4
Risk Factors ..............................................................  5
  -  If we do not obtain additional financing, our business
     will fail ............................................................  5
  -  Because we have not yet commenced business operations,
     we face a high risk of business failure ..............................  5
  -  We need to continue as a going concern if our business is to succeed ...........................................................  6
   -  Because management has only no experience in the art
      reproduction business has a higher risk of failure...................  6
   -  If we are unable to retain key personnel, then we may not be able to implement our business plan...............................  6
   -  If we are not able to effectively respond to completion,
     our business may fail................................................   6
  -  Because our directors and officers collectively own 70.82%
     of our outstanding common stock, they will make and control corporate decisions that may be disadvantageous to minority
     shareholders.........................................................   6
   -  If a market for our common stock does not develop,
      shareholders may be unable to sell their shares ....................   7
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock ........................................  7
Use of Proceeds ...........................................................  8
Determination of Offering Price ...........................................  8
Dilution ..................................................................  8
Selling Shareholders ......................................................  8
Plan of Distribution ...................................................... 12
Legal Proceedings ......................................................... 14
Directors, Executive Officers, Promoters and Control Persons..............  14
Security Ownership of Certain Beneficial Owners and Management............  16
Description of Securities ................................................. 16
Interest of Named Experts and Counsel ..................................... 17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................ 18
Organization Within Last Five Years ....................................... 18
Description of Business ................................................... 18
Plan of Operations ........................................................ 21
Description of Property ................................................... 22
Certain Relationships and Related Transactions ............................ 22
Market for Common Equity and Related Stockholder Matters .................. 22
Executive Compensation .................................................... 23
Financial Statements ...................................................... 24
Changes in and Disagreements with Accountants ............................. 25
Available Information ..................................................... 25

                             Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations by distributing high quality fine art reproductions in both the mass wholesale and retail market throughout North America.

Our business strategy is to proceed with a project known as the "New Artist Program". As part of the program, we will enter into agreements with developing artists whereby they will provide us with original paintings or other images for free, or for nominal consideration. We will then replicate these works and sell the reproductions to art dealers, distributors, mass retailers and consumers. The revenue from the sale of these art reproductions will be divided between us and the artist.

We were incorporated on October 13, 2003 under the laws of the state of Nevada. Our principal offices are located at 867 West 8th Avenue, Vancouver, British Columbia, Canada. Our telephone number is (604) 727-8402.

The Offering:

Securities Being Offered     Up to 2,884,550 shares of common stock.

Offering Price               The  selling  shareholders  will sell our shares at
                             $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms  of  the  Offering     The  selling  shareholders will determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when  all  of  the
                             2,884,550 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares.

Securities Issued
And to be Issued             9,884,550 shares of our common stock are issued and
                             outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from  the  sale of
                             the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data            February 29, 2004 (unaudited)

Cash                                            $27,895
Total Assets                                    $27,895
Liabilities                                     $ 2,706
Total Stockholders' Equity                      $25,189

Statement of Loss and Deficit

                            From Incorporation on
                  October 13, 2003 to February 29, 2004 (unaudited)

Revenue                               $0
Net Loss                         ($2,816)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of art reproductions. We have not generated any revenue from operations to date.

While at June 29, 2004, we had cash on hand of $24,843, we expect to incur approximately $4,700.00 per month in business development and administrative expenses. In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds presently available to us is through the sale of additional shares of common stock.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on October 13, 2003 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $2,816 from our incorporation to February 29, 2004.

Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue from our cash transaction processing business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

BECAUSE MANAGEMENT HAS ONLY NO EXPERIENCE IN THE ART REPRODUCTION BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training or experience in the art business or in the field of art reproduction. As a result, we may not be able to recognize and take advantage of product and market trends in the sector, we may be unable to accurately predict art dealer and consumer demand and we may not be able to establish business relationships with art dealers and distributors. As well, our directors' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our senior management for the future success of our business. In particular, our success depends on the continued efforts of our president, Michael Hanson, and our director, Clark McFadden, both of whom will manage the operation of our business. The loss of the services of Mr. Hanson or Mr. McFadden could have an adverse effect on our business, financial condition and results of operations.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There are many companies in the art reproduction sales business that compete with us. Most of these competitors have established businesses with substantial sales volume. We will attempt to compete against these groups by offering retailers a larger portion of service fees charged on cash withdrawals. However, we cannot assure you that such a marketing plan will be successful, or that competitors will not copy our business strategy.

Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

BECAUSE OUR DIRECTORS AND OFFICERS COLLECTIVELY OWN 70.82% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Michael Hanson and Mr. Clark McFadden, our directors and officers, collectively own approximately 70.82% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER  IS  PURCHASING  PENNY  STOCK  WHICH  LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                             Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                       Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,884,550 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to mineral property interest purchases in accordance with Section 4(3) of the Securities Act of 1933. The shares include the following:

1. 2,855,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 31, 2003;

2. 22,800 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 8, 2003;

3. 6,750 shares of our common stock that the selling shareholders acquire from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 25, 2003;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Mike Hanson       4,000,000   4,000,000         Nil         Nil
867 West 8th Ave
Vancouver, BC
Canada

Clark McFadden    3,000,000   3,000,000         Nil         Nil
2383 King George Hwy
Suite 207
Surrey, BC
Canada

Russ Field          480,000     480,000         Nil         Nil
3906 Kaslo St
Vancouver, BC
Canada

John Philip Alviz   470,000     470,000         Nil         Nil
207-1199 Westwood St
Port Coquitlam, BC
Canada

Yukiko Tsurumi      480,000     480,000         Nil         Nil
11097 River Rd
Delta, BC
Canada

John Hughes         470,000     470,000         Nil         Nil
8540 Fairway Rd
Richmond, BC
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
--------------------------------------------------------------------------------

Janine Brisker      480,000     480,000         Nil           Nil
101-828 West 14th Ave
Vancouver, BC
Canada

Bill Massey         475,000     475,000         Nil           Nil
101-1290 Homer St
Vancouver, BC
Canada

Mary-Anne Hanson      7,000       7,000         Nil           Nil
1199 Westwood St
Suite 207
Port Coquitlam, BC
Canada

Wendy Campbell        7,800       7,800         Nil           Nil
34-11631 7th Ave
Richmond, BC
Canada

Deanna Yells          8,000       8,000         Nil           Nil
15949 Alder Pl
Surrey Place, BC
Canada

Craig Hartman           850         850         Nil           Nil
4962 Granville St
Vancouver, BC
Canada

Joanne Mileos           350         350         Nil           Nil
4962 Granville St
Vancouver, BC
Canada

Victoria Clements       600         600         Nil           Nil
12-5 East 10th Ave
Vancouver, BC
Canada

Lachlan MacPherson      400         400         Nil           Nil
4543 Clinton St
Burnaby, BC
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
--------------------------------------------------------------------------------

Cindy Mayoh         400         400             Nil           Nil
15627 Bowler Pl
White Rock, BC
Canada

Tammy Sharp         500         500             Nil           Nil
704-1919 Bellevue Ave
West Vancouver, BC
Canada

Jeff Wegel          550         550             Nil           Nil
203-687 W 7th Ave
Vancouver, BC
Canada

Anthony Bion Dolman 350         350             Nil           Nil
303-6415 West Blvd.
Vancouver, BC
Canada

Sanjin Cvetkovic    450         450             Nil           Nil
606-1330 Burrard St
Vancouver, BC
Canada

Julia Braekevelt    300         300             Nil           Nil
259-2175 Salal Dr
Vancouver, BC
Canada

Gord Green          350         350             Nil           Nil
200-280 Nelson St
Vancouver, BC
Canada

Moez Manji          350         350             Nil           Nil
101-1290 Homer St
Vancouver, BC
Canada

Lois Powell         275         275             Nil           Nil
42-15233 34th Ave
Surrey, BC
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Catherine Barr      400         400             Nil           Nil
200-100 Park Royal
West Vancouver, BC
Canada

Connie Savage       325         325             Nil           Nil
106-1676 W 11th Ave
Vancouver, BC
Canada

Melissa Bain        300         300             Nil           Nil
L 1 2525 Birch St
Vancouver, BC
Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,884,550 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Michael Hanson                    42
Clark McFadden                    40




Executive Officers:

Name of Officer                  Age                 Officer
---------------------           -----           ----------------
Michael Hanson                    42            President, Chief
                                                Executive Officer,
                                                Principal Accounting
                                                Officer, Treasurer and
                                                a Director

Clark McFadden                    40            Secretary and a
                                                Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Michael Hanson has acted as our President and as a director since our incorporation. From August 1999 to April 2003, Mr. Hanson acted as vice-president and chief operations officer for Surforama.com Portal Services, Inc., an Internet technology company that specialized in custom online website development and classified advertising. Mr. Hanson acted as chief operating officer of Cry-Tel Telecommunications, Inc. from 1998 to 1999, a long distance telephone company specializing in the North American and European marketing and deployment of Internet Protocol telephony products and services which allowed users to make long distance telephone calls using the internet. He also acted as Vice-President of Marketing for Canada Telecom Network Inc. from 1996 to 1998. From 1987 to 1994, Mr. Hanson was employed as vice-president of operations with Prestige Advertising Services Ltd., a private promotional advertising company. Mr. Hanson devotes 100% of his business time to our affairs.

Mr. Clark McFadden has acted as our Secretary and as a director since our incorporation. Prior to Becoming Art Inc. Mr. McFaddens' professional career spans more than 18 years including an extensive background in sales management, procurement, and business development in the private sector. He also has key experience in building strong sales and management teams. He has spent the last 8 years building a support team, which supplies some of the most experienced replacement value assessments and loss control reporting services in the insurance industry. Mr. McFadden devotes 100% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Michael Hanson                   4,000,000       40.47%
Stock          President, Chief
               Executive Officer, Treasurer
               Principal Accounting Officer
               And Director
               867 West 8th Avenue
               Vancouver, B.C.
               Canada

Common         Clark McFadden                   3,000,000       30.35%
Stock          Secretary and Director
               867 West 8th Avenue
               Vancouver, B.C.
               Canada

Common         All officers and directors       7,000,000       70.82%
Stock          as a group that consists of        shares
               two people

The percent of class is based on 9,884,550 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 29, 2004, there were 9,884,550 shares of our common stock issued and outstanding that are held by 27 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law of Offices of Warren J. Soloski, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on October 13, 2003 under the laws of the state of Nevada. On that date, Michael Hanson and Clark McFadden were appointed as our directors. As well, Mr. Hanson was appointed as our president, chief executive officer and treasurer, while Mr. McFadden was appointed as our secretary.

                         Description Of Business

In General

We intend to commence business operations by distributing high quality fine art reproductions in both the mass wholesale and retail market throughout North America. We were formed as a corporation pursuant to the laws of Nevada on October 13, 2003. To date, we have primarily been involved in organizational activities.

Our business strategy is to proceed with a project known as the "New Artist Program". As part of the program, we will enter into agreements with developing artists whereby they will provide us with original paintings or other images for free, or for nominal consideration. We will then replicate these works and sell the reproductions on a best efforts basis to art dealers, distributors, mass retailers and consumers. The revenue from the sale of these art reproductions will be divided between us and the artist.

Agreements with Artists

We intend to solicit potential artists by contacting various art schools, art groups and gallery representatives. We will ask that interested artists provide us with a copy of their resume, along with a portfolio. Based on our management's review of this information, we will offer selected artists the opportunity to execute a distribution agreement with us.

A typical agreement will provide that we will have the exclusive right to reproduce and market specific original art works that the artist has created. We will be responsible for all costs associated with reproducing the artworks, marketing the reproductions, processing product orders and payment and delivering the product to distributors, retailers and consumers. We will bear most of these expenses. The customers may bear some of the shipping costs.

Typically, the revenue that we derive from the sale of art reproductions will be split evenly between us and the artist. We will also agree upon a minimum selling price for each work, depending on the type of reproduction to be sold.

Art Reproduction Techniques

The  quality  of  art  reproduction   technology  is  in  a  constant  state  of
advancement. Currently, there are three standard processes available for reproducing quality reproductions of original art works in an efficient and cost-effective manner:

-     offset lithography;

-     digital offset; and

-     giclee.

Offset lithography is the conventional method of art reproduction. While the end product is of high quality, there are significant set-up costs involved and the number of prints necessary in order for the process to be cost effective is high. As well, since the color proofs of the work are often produced using a different process from the final printing, the color of the reproductions may not be perfectly accurate. The offset lithography process is ideal for orders of over 500 prints.

Digital offset printing relies upon the same reproduction process as offset lithography. However, there is no need for any film, plates or separate proofing systems. Reproduction quality is high, there is no need for a minimum quantity order and the time it takes to create the reproduction is minimal. As well, because digital offset proofs are produced on the same machine that prints the final product, color accuracy is guaranteed.

Giclee technology was first developed as a proofing process for digital pre-press applications. Because no screens are used, the prints have a higher apparent resolution than lithographs. Giclee reproduction is a two-staged process involving color replication and then reproduction of texture and brush strokes.

The giclee is produced by spraying a fine stream of ink onto art paper or canvas. The effect is similar to an airbrush technique, but much finer. Each piece is hand mounted onto a drum which rotates during printing. Exact calculations of hue, value and density direct the ink from four nozzles. The artist's color approval and input are essential for the creation of the final custom settings for an edition. Each print is produced at a time and takes approximately one hour. The process is idea for short-runs, larger formats and canvasses.

We will likely rely on digital offset reproduction for most of our printing requirements. However, depending upon consumer demand and artist preference, we may also rely on offset lithography and giclee techniques.

We have contacted various printing businesses that are able to provide us with these various types of art reproductions at competitive prices. However, we do not have any written arrangements with such printers.

Limited Edition Prints

On occasion, if there is sufficient interest in a particular artist's work, we will sell limited edition prints. Limited edition prints are a fixed number of identical prints of an original artwork that are signed by the artist and sequentially numbered showing both the print's number and the total edition size. When the limited edition size is set and printed, no more copies of the image will be reproduced as a print. Any materials used in the creation of the print are destroyed in order to ensure that only additional copies can be created.

Sales and Marketing Strategy

We intend to rely on sales representatives to market our artist's products. Initially, this marketing will be conducted by our two directors: Michael Hanson and Clark McFadden.

We intend to focus on direct marketing efforts whereby our representatives will directly contact:

- art dealers such as galleries, collectible shops or individual art brokers;

- distributors that are responsible for marketing and selling prints to dealers; and

-   retail outlets such as department and home furnishing stores.

These dealers, distributors and stores will be asked to sell our products to consumers. We will provide them with reproduction inventory at wholesale prices.

Compliance with Government Regulation

We do not believe that government regulation will have a material impact on the way we conduct our business.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to enter into distribution agreements with artists providing for the reproduction, marketing and sale of their artworks. Once we have executed agreements with a sufficient number of artists, we will commence reproducing selected artworks and marketing these to art dealers, distributors and retailers.

We expect to incur the following costs in the next 12 months in connection with our business operations:

Artwork reproduction:                       $ 8,500
Marketing costs:                            $26,000
General administrative costs:               $10,000

Total:                                      $44,500


In addition, we anticipate spending an additional $12,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $56,500.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Results Of Operations For Period Ending February 29, 2004

We did not earn any revenues during the period from our inception on October 13, 2003 to February 29, 2004. We do not anticipate earning revenues until such time as we have entered into distribution agreements with several artists, reproduced selected artworks of these artists and marketed them to art dealers, distributors and retailers.

We incurred operating expenses in the amount of $2,816 for the period from our inception on October 13, 2003 to February 29, 2004. These operating expenses were comprised of accounting and audit fees of $2,707 and bank charges of $109.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We do not ownership or leasehold interest in any property. Our president, Mr. Michael Hanson, provides us with office space and related office services free of charge.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  27  registered
shareholders.

Rule 144 Shares

A total of 7,000,000 shares of our common stock were available for resale to the public after October 31, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 98,555, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 7,000,000 shares that may be sold pursuant to Rule 144.


Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                      Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on October 13, 2003 to the date of this registration statement.

                         Annual Compensation

                                     Other Restricted Options/ LTIP
                                     Annual  Stock   * SARs  payouts   Other
Name     Title  Year  Salary  Bonus  Comp.    (#)       ($)             Comp.
_____________________________________________________________________________
Michael  Pres., 2004    $0     0      0        0         0        0       0
Hanson   CEO &
         Dir.

Clark    Sec.,  2004    $0     0      0        0         0        0       0
McFadden & Dir.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Hanson or Mr. McFadden. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Independent Auditor's Report;

2. Audited financial statements for the period ending February 29, 2004 (unaudited) and November 30, 2003

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Stockholders' Equity; and

  d. Statement of Cash Flows;

  e. Notes to Financial Statements

 DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
 CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]


                          INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of Becoming Art, Inc.

We have audited the balance sheet of Becoming Art, Inc. as at November 30, 2003 and the statements of operations, stockholders' equity and cash flows for the period from October 13, 2003 (inception) to November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from October 13, 2003 (inception) to November 30, 2003 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "Dale Matheson Carr-Hilton LaBonte"


                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
March 31, 2004



 A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS
                             AND BUSINESS ADVISORS


Vancouver Offices:  Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1  Tel: 604 687 4747  Fax: 604 687 4216
                    Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9           Tel: 604 682 2778  Fax: 604 689 2778
Surrey Office       Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4           Tel: 604 572 4586  Fax: 604 572 4587

                               BECOMING ART, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                          February 29, 2004 (unaudited)

                              and November 30, 2003

INDEPENDENT AUDITORS' REPORT

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENT

                               BECOMING ART, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                                                               February 29,       November 30,
                                                                                   2004               2003
                                                                                   ----               ----
                                                                               (unaudited)
                                                     ASSETS
                                                     ------
Current
   Cash                                                                      $       27,895      $       23,871
                                                                                -----------         -----------
                                                                             $       27,895      $       23,871
                                                                                ===========         ===========

                                                   LIABILITIES
                                                   -----------
Current
   Accounts payable and accrued liabilities                                  $        2,706      $        2,300
                                                                                -----------         -----------

                                              STOCKHOLDERS' EQUITY
                                              --------------------
Capital Stock (Note 4)
Common stock, $0.001 par value
 75,000,000 shares authorized
   Common stock subscribed                                                           28,005              23,880
Deficit accumulated during the development stage                                (     2,816)        (     2,309)
                                                                                -----------          ----------
                                                                                     25,189              21,571
                                                                                -----------          ----------
                                                                             $       27,895      $       23,871
                                                                                ===========          ==========





    The accompanying notes are an integral part of these financial statements

                               BECOMING ART, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                Three           October 13, 2003     October 13, 2003
                                                             months ended        (Inception) to       (Inception) to
                                                             February 29,         November 30,         February 29,
                                                                 2004                 2003                 2004
                                                                 ----                 ----                 ----
                                                             (unaudited)                               (unaudited)
Expenses
   Accounting and audit fees                              $             407    $           2,300    $           2,707
   Bank charges                                                         100                    9                  109
                                                             --------------        -------------        -------------
Net loss for the period                                   $             507    $           2,309    $           2,816
                                                             ==============        =============        =============



Basic net loss per share                                  $           0.00     $           0.00
                                                             ==============        ============
Weighted average number of shares outstanding                            -                     -
                                                             ==============        =============





    The accompanying notes are an integral part of these financial statements

                               BECOMING ART, INC.

                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                    Three         October 13, 2003     October 13, 2003
                                                                months ended       (Inception) to       (Inception) to
                                                                February 29,        November 30,         February 29,
                                                                    2004                2003                 2004
                                                                    ----                ----                 ----
                                                                 (unaudited)                              (unaudited)
Cash flows from operating activities
   Net loss for the period                                    $  (          507)  $  (        2,309)  $  (        2,816)
   Changes in non-cash working capital items:
     Accounts payable and accrued liabilities                               406               2,300               2,706
                                                                   -------------       ------------         ------------
Net cash flows used in operating activities                      (          101)     (            9)     (          110)
                                                                   -------------       ------------         ------------

Cash flows from financing activities
   Common stock subscriptions                                             4,125              23,880              28,005
                                                                   -------------       ------------         -----------
Net cash flows from financing activity                                    4,125              23,880              28,005
                                                                   -------------       ------------         -----------
Increase in cash during the period                                        4,024              23,871              27,895

Cash, beginning of the period                                            23,871                   -                   -
                                                                   -------------       ------------         -----------
Cash, end of the period                                       $          27,895   $          23,871   $          27,895
                                                                   =============       ============         ===========





    The accompanying notes are an integral part of these financial statements

                               BECOMING ART, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
        for the period October 13, 2003 (Inception) to February 29, 2004


                                                                                                       Deficit
                                                                                                     Accumulated
                                                                           Additional                 During the
                                                    Common Shares           Paid-in   Subscriptions  Development
                                           --------------------------------
                                                Number        Par Value       Capital   Received        Stage      Total
                                                ------        ---------       -------   --------        -----      -----
Common stock subscribed                             -     $          -    $       -     $   23,880   $       -   $  23,880
Net loss for the period                             -                -            -              -     ( 2,309)  (   2,309)
                                             ---------        --------       -------       -------      -------    -------
Balance as at November 30, 2003                     -                -            -         23,880     ( 2,309)     21,571

Common stock subscriptions received                 -                -            -          4,125           -       4,125
Net loss for the period                             -                -            -              -     (   507)     (  507)
                                             ---------        --------       -------       -------      -------    --------
Balance as at February 29, 2004                     -     $          -    $       -     $   28,005   $ ( 2,816)  $  25,189
                                             ---------        --------       -------       -------      -------    --------





   The accompanying notes are an integral part of these financial statements

                               BECOMING ART, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                          February 29, 2004 (unaudited)
                              and November 30, 2003


Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada on October 13, 2003 and is in the development stage. The Company intends to commence operations in the business of wholesale and distribution of a collection of electronic images through its retail network. The Company intends to purchase the reproduction rights to original artworks. It then intends to replicate the artworks and sell the reproductions to art dealers, distributors, mass retailers and consumers. The artist will receive approximately 10% of the net profit and the company will receive approximately 90% of the net profit generated from the sale of these art reproductions.


              These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $2,816 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to rely on the sale of its equity in order to fund business operations. The issuances of additional equity securities by the Company would result in a significant dilution in the equity interests of its current stockholders. The Company does not have any arrangements in place for any future equity financing.


              The Company's future capital requirements will depend on many factors, including costs of establishing its business, cash flow from operations, and competition and global market conditions. The Company's anticipated recurring operating losses and growing working capital needs will require that it obtain additional capital to operate its business.


Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

              Development Stage Company
              -------------------------
              The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts to securing and establishing a new business. Its planned principal operations have not commenced and accordingly, no revenue has been derived during the organizational period.


              Use of Estimates and Assumptions
              ---------------------------------
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Revenue Recognition
              -------------------
              The Company's revenue recognition policy is based on the actual sale and payment of reproduced art to its clients. Revenue is realized when the company actually ships the product to the client. This action triggers an invoice, which is then due 15 days from the date of shipping.

BECOMING ART, INC.
(A Development Stage Company)
Notes to the Financial Statements
February 29, 2004 (unaudited) and November 30, 2003
Page 2

Note 2      Summary of Significant Accounting Policies - (cont'd)
            ------------------------------------------

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Income Taxes
              ------------
              The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At November 30, 2003 and February 29, 2994 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

              Basic and Diluted Loss Per Share
              --------------------------------
              Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.
              Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based compensation
              ------------------------
              In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and
              (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended November 30, 2003.

              The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To February 29, 2004 the Company has note granted any stock options.

BECOMING ART, INC.
(A Development Stage Company)
Notes to the Financial Statements
February 29, 2004 (unaudited) and November 30, 2003
Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------
              The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

              The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

              Recent Accounting Pronouncements

              In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material effect on the Company's financial position or results of operations.

              In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not affect the Company's financial position or results of operations.

              In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletins ("ARB") No. 51, Consolidated Financial Statements ("FIN 46"). Fin 46 applies immediately to variable interest entitles created after January 31, 2003, and in the first interim period beginning after June 15, 2003 for variable interest entities created prior to January 31, 2003.

              The interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. The interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. The adoption of FIN 46 did not affect the Company's financial position or results of operations.

BECOMING ART, INC.
(A Development Stage Company)
Notes to the Financial Statements
February 29, 2004 (unaudited) and November 30, 2003
Page 4

Note 3        Art Business
              ------------

              Effective November 28, 2003 and December 7, 2003 the Company signed license agreements with David Farci of Montreal and Lise Tremblay of Montreal. Both of these licenses along with all future License Agreements are part of the company's mandate to acquire the rights to artists' original images and increase it's inventory and access to a wide variety of images that can be printed and sold into the North American market.

              Another key component to the company's success is to acquire wholesale art distribution across North America. The company is actively seeking to achieve this objective, however, we do not have any wholesale art distribution agreements signed at this time.


Note 4        Capital Stock
              -------------

              The Company's original number of authorized shares of common stock was 25,000 with no par value which was amended to 75,000,000 with a par value of $0.001 effective December 3, 2003.

              As at February 29, 2004 the Company received common stock subscriptions of $28,005. To February 29, 2004, the Company has not granted any stock options.

              On March 8, 2004 9,855,000 common shares were issued at $0.001 for proceeds of $9,855, 22,800 common shares were issued at $0.50 per share for proceeds of $11,400 and 6,750 common shares were issued at $1.00 per share for proceeds of $6,750, resulting in a total of 9,884,550 shares of common stock issued and outstanding. All proceeds had been received as of February 29, 2004.

Note 5        Income Taxes
              ------------

              The significant components of the Company's deferred tax assets are as follows:

                                                                                              February 29,     November 30,
                                                                                                  2004             2003
                                                                                                  ----             ----
             Deferred Tax Assets
               Non-capital loss carryforward                                                 $      422           $     346
                                                                                               ---------           ----------
                Less:  valuation allowance for deferred tax asset                                (  422)             (  346)
                                                                                               ---------           ----------

                                                                                             $        -           $        -
                                                                                               ==========          ==========

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $2,816 at February 29, 2004 (November 30, 2003 - $2,309) which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2023. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

             Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                     Part II


                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $    365.47
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  5,000.00
Legal fees and expenses                                     $ 10,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 17,865.47
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 9,855,000 shares of our common stock at a price of $0.001 per share to a total of eight purchasers on October 31, 2003. The total amount received from this offering was $9,855. We completed this offering pursuant to Regulation S of the Securities Act. Of these shares, we issued 4,000,000 shares of our common stock to Mr. Michael Hanson and 3,000,000 shares to Mr. Clark McFadden. Mr. Hanson is our president, chief executive officer, treasurer and a director. Mr. McFadden is our secretary and a director.

We completed an offering of 22,800 shares of our common stock at a price of $0.50 per share to a total of three purchasers on November 8, 2003. The total amount received from this offering was $11,400. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 6,750 shares of our common stock at a price of $1.00 per share to a total of 16 purchasers on November 25, 2003. The total amount received from this offering was $6,750. We completed this offering pursuant to Regulation S of the Securities Act.

The shares subscribed for pursuant to the above offering were issued on March 8, 2004.

With respect to each of the above offerings completed pursuant to Regulation S of the Securities Act, each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

                             Exhibits
Exhibit
Number             Description

   3.1             Articles of Incorporation, as amended
   3.2             Bylaws
   5.1             Legal opinion of Warren J. Soloski, with consent to use
  23.1             Consent of Dale Matheson Carr-Hilton LaBonte,
                   Chartered Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July 9, 2004.

                                            Becoming Art Inc.

                                            By: /s/ Michael Hanson
                                            ------------------------------
                                            Michael Hanson, President, Chief
                                            Executive Officer, Treasurer and
                                            Director





                                Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Hanson, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Michael Hanson      President, Chief Executive        July  9, 2004
----------------------- Officer, Principal Accounting
Michael Hanson          Officer, Treasurer and Director


/s/ Clark McFadden      Secretary and Director            July  9, 2004
-----------------------
Clark McFadden